UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
__________________________________

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GOOD TIMES RESTAURANTS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GOOD TIMES RESTAURANTS INC.
141 Union Boulevard, #400
Lakewood, Colorado 80228

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held February 4, 2016

To the Stockholders of Good Times Restaurants Inc.:

The Annual Meeting of the Stockholders (the “Annual Meeting”) of Good Times Restaurants Inc., a Nevada corporation (the “Company”), will be held at The Hampton Inn located at 137 Union Boulevard, Lakewood, CO 80228, on Thursday, February 4, 2016, at 9:00 a.m. local time.  The purposes of the Annual Meeting are:

1.	Election of seven directors of the Company;

2.
To consider and approve an amendment to the Company’s 2008 Omnibus Equity Incentive Compensation Plan, as amended September 14, 2012 and February 7, 2014, to increase the number of shares of the Company’s common stock available for issuance thereunder from 1,000,000 shares to a total of 1,500,000 shares, referred to herein as the “2008 Plan Amendment”;

3.	To submit an advisory vote on the compensation of the Company’s named executive officers;

4.	To ratify the appointment of Hein & Associates LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2016; and

5.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The accompanying proxy statement (the “Proxy Statement”) contains additional information about the Annual Meeting.  Only stockholders of record at the close of business on the record date of December 16, 2015 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.  The Proxy Statement is being mailed to stockholders entitled to vote at the Annual Meeting on or about January 6, 2016.

All stockholders are cordially invited to attend the Annual Meeting.  If you do not plan to attend the meeting, please sign, date, and promptly return the enclosed proxy card.  A business reply envelope is enclosed for your convenience.  The delivery of a proxy will not affect your right to vote in person if you attend the Annual Meeting.  Your vote is important.

Sincerely,

Susan M. Knutson
Secretary and Controller

December 29, 2015

GOOD TIMES RESTAURANTS INC.
141 Union Boulevard, #400
Lakewood, Colorado 80228

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held February 4, 2016

This Proxy Statement relates to the Annual Meeting of Stockholders (the “Annual Meeting”) of Good Times Restaurants Inc., a Nevada corporation (the “Company”).  The Annual Meeting will be held on Thursday, February 4, 2016, at 9:00 a.m. local time, at The Hampton Inn located at 137 Union Boulevard, Lakewood, CO 80228, or at such other time and place to which the Annual Meeting may be adjourned or postponed.  The enclosed proxy is solicited by our Board of Directors (the “Board”).  The proxy materials relating to the Annual Meeting are first being mailed to stockholders entitled to vote at the meeting on or about January 6, 2016.

The terms “we,” “us,” and “our” in this Proxy Statement refer to the Company.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on February 4, 2016:  This Proxy Statement and our 2015 Annual Report are also available at our website at www.goodtimesburgers.com.

GENERAL INFORMATION

What is the purpose of the Annual Meeting?
At the Annual Meeting, the stockholders will act upon the matters outlined in the accompanying Notice of Annual Meeting and this Proxy Statement, including:

1.	Election of seven directors of the Company;

2.
To consider and approve an amendment to the Company’s 2008 Omnibus Equity Incentive Compensation Plan, as amended September 14, 2012 and February 7, 2014, to increase the number of shares of the Company’s common stock available for issuance thereunder from 1,000,000 shares to a total of 1,500,000 shares, referred to herein as the “2008 Plan Amendment”;

3.	To submit an advisory vote on the compensation of the Company’s named executive officers;

4.	To ratify the appointment of Hein & Associates LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2016; and

5.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Who is entitled to attend and vote at the Annual Meeting?
Only stockholders of record at the close of business on the record date of December 16, 2015, or their duly appointed proxies, are entitled to receive notice of the Annual Meeting, attend the meeting, and vote their shares at the Annual Meeting or any adjournment or postponement thereof.  At the close of business on December 16, 2015, there were 12,259,500 shares of our common stock, par value $0.001 per share (“Common Stock”), outstanding.  Each outstanding share of our Common Stock is entitled to one vote.  Our Bylaws do not allow holders to accumulate votes in the election of directors.

How do I vote?
You may vote on matters to come before the Annual Meeting in two ways: (i) you can attend the Annual Meeting and cast your vote in person, or (ii) you can vote by completing, signing, and dating the enclosed proxy card and returning it to us in the enclosed business reply envelope or via facsimile to Boyd E. Hoback, our President and Chief Executive Officer, at (303) 273-0177.  If you return the proxy card, you will authorize the individuals named on the proxy card, referred to as proxy holders, to vote your shares according to your instructions or, if you provide no instructions, according to the recommendations of our Board.  If your shares are held by a broker in “street name,” you will receive a voting instruction form from your broker or the broker’s agent asking you how your shares should be voted.

What if I vote and then change my mind?
You may revoke a proxy at any time before the vote is taken at the Annual Meeting by either (i) filing with our corporate secretary a written notice of revocation, (ii) sending in another duly executed proxy bearing a later date, or (iii) attending the meeting and casting your vote in person.  Your last vote will be the vote that is counted.

How can I get more information about attending the Annual Meeting and voting in person?
For additional details about the Annual Meeting, including directions to the meeting site and information about how you may vote in person if you so desire, please call or email Boyd E. Hoback, our President and Chief Executive Officer, at (303) 384-1400 or at bhoback@gtrestaurants.com.

What are the Board’s recommendations?
Unless you give other instructions on your proxy card, the persons named on the proxy card will vote in accordance with the recommendations of our Board, which are described in this Proxy Statement.  Our Board recommends a vote FOR each of the proposals described in the accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement.
With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by our Board or, if no recommendation is given, in their own discretion.

What constitutes a quorum?
The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of our Common Stock on the record date will constitute a quorum at the Annual Meeting, permitting us to conduct our business at the Annual Meeting.  Proxies received but marked as abstentions and broker non-votes (defined below) will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining whether a quorum is present.  If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained.

What vote is required to approve each proposal?
Vote Required.  Approval of each proposal to be considered and voted upon at the Annual Meeting will require the affirmative vote of a majority of the votes cast by the holders of our Common Stock present in person or represented by proxy at the Annual Meeting (assuming we have a quorum as described above).  A properly executed proxy marked “ABSTAIN” with respect to a proposal will not be voted for that proposal but will be counted for purposes of whether there is a quorum at the meeting.  Abstentions will result in the respective proposal receiving fewer votes.

Effect of Broker Non-Votes.  If your shares are held by your broker in “street name,” you will receive a voting instruction form from your broker or the broker’s agent asking you how your shares should be voted.  Please complete the form and return it in the envelope provided by the broker or agent.  No postage is necessary if mailed in the United States.  If you do not instruct your broker how to vote, your broker may vote your shares at its discretion on “routine” matters.  Only Proposal #4 (ratifying the appointment of our independent registered public accounting firm) is considered a routine matter at the Annual Meeting.   Where a proposal is not routine, a broker who has not received instructions from its clients may not be permitted to exercise voting discretion.  Votes that could have been cast on the matter in question if the brokers have received their customers’ instructions, and as to which the broker has notified us on a proxy form in accordance with industry practice or has otherwise advised us that it lacks voting authority, are referred to as “broker non-votes.”  Thus, if you do not give your broker or nominee specific instructions with respect to Proposals #1, #2 and #3, your shares may not be voted on those matters and will not be counted as a vote cast in determining the number of shares necessary for approval of those matters.  Shares represented by such broker non-votes, however, will be counted in determining whether there is a quorum.  Accordingly, broker non-votes will result in the respective proposal receiving fewer votes.

Can I dissent or exercise rights of appraisal?
Neither Nevada law nor our Articles of Incorporation or Bylaws provide our stockholders with dissenters’ or appraisal rights in connection with the proposals to be voted on at the Annual Meeting.  If the proposals are approved at the Annual Meeting, stockholders voting against such proposals will not be entitled to seek appraisal for their shares.

Who pays for this proxy solicitation?
The Company will bear the entire cost of this proxy solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy card, and any additional solicitation materials furnished to the stockholders.  In addition to solicitation by mail, proxies may be solicited by our directors, officers, and regular employees by telephone or personal interview.  These individuals will not receive any compensation for their services other than their regular salaries.  Arrangements will also be made with brokerage houses and other custodians and fiduciaries to forward solicitation materials to the beneficial owners of the shares held on the record date, and we may reimburse those persons for reasonable out-of-pocket expenses incurred by them in so doing.

How many Annual Reports and Proxy Statements are delivered to a shared address?
If you and one or more stockholders share the same address, it is possible that only one Proxy Statement and Annual Report was delivered to your address. This is known as “householding.” We will promptly deliver a separate copy of either document to you if you call or write us at our principal executive offices 141 Union Boulevard, #400, Lakewood, Colorado 80228 Attn: Corporate Secretary, telephone: (303) 384-1400. If you want to receive separate copies of this Proxy Statement or Annual Report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

PROPOSAL #1 – ELECTION OF DIRECTORS

Pursuant to our Bylaws, the size of our Board has been set at a maximum of seven directors.  All of our directors are elected annually to serve a one-year term expiring at the next annual meeting of stockholders.  The seven nominees for election at the Annual Meeting, listed below, are currently serving as directors of the Company.  Each nominee has consented to be named in this Proxy Statement and to serve as a director if elected.  However, if any nominee is unable to serve or for good cause will not serve as a director, each of the persons named in the proxy intend to vote in his or her discretion for a substitute who will be designated by our Board.

Director Nominees

The following table sets forth certain information about the Company’s seven director nominees.

Name	Age	Director Since	Other Positions Held with the Company
Geoffrey R. Bailey	64	1996	Member of the Compensation Committee
Gary J. Heller	48	2010
Boyd E. Hoback	60	1992	President and Chief Executive Officer
Steven M. Johnson	56	2013	Chairman of the Audit Committee
Eric W. Reinhard	57	2005	Member of the Compensation and Audit Committees
Robert J. Stetson	65	2014	Chairman of the Board of Directors
Alan A. Teran	70	2012	Chairman of the Compensation Committee Member of the Audit Committee

Business Experience

Geoffrey R. Bailey
Mr. Bailey is a director of The Erie County Investment Co., which owns 99% of The Bailey Company.  The Bailey Company was also previously a franchisee and joint venture partner of the Company.  Mr. Bailey joined The Erie County Investment Co. in 1979.  Mr. Bailey is a graduate of the University of Denver with a Bachelor’s degree in Business Administration.

Mr. Bailey was selected to serve on our Board in light of his substantial experience within the restaurant industry and his broad knowledge concerning corporate governance and management.

Gary J. Heller
Mr. Heller is currently President of Heathcote Capital LLC, which has periodically acted as the Company’s financial advisor.  See “Certain Relationships and Related Party Transactions.”  Mr. Heller is currently the Director of Operations for Il Buco Restaurants, a position he has held since February 2015.  Mr. Heller previously served as a consultant and Interim Chief Executive Officer for Charlie Brown’s Restaurants from February 2014 to October 2014, and as Chief Operating Officer for Il Mulino New York from October 2012 to June 2013.  Prior to March 2012, Mr. Heller served as a director and officer of Elephant & Castle Group, Inc. from April 2007 to February 2012.  Prior to his involvement in the restaurant industry, Mr. Heller served as a Managing Director of FTI Capital Advisors, LLC and a Director of Andersen Corporate Finance LLC.   Mr. Heller holds a BA in Economics from the University of Pennsylvania and an MBA in Finance from New York University.

Mr. Heller was selected to serve on our Board of Directors in light of his substantial experience in the restaurant industry and his experience as a financial advisor and an investment banker.

Boyd E. Hoback
Mr. Hoback has served as our President and Chief Executive Officer and as a member of our Board of Directors since December 1992 and has been in the restaurant business since the age of 16.  Mr. Hoback has been a vital part of the development of the Company and has been involved in developing and managing all areas of the Company.  Mr. Hoback is an honors graduate of the University of Colorado in Finance.

Mr. Hoback was selected to serve on our Board in light of his in-depth understanding of our business.

Steven M. Johnson
Mr. Johnson is currently a Jimmy John’s franchisee in Oklahoma.  Prior to becoming a Jimmy John’s franchisee in 2013, Mr. Johnson served as the Chief Executive Officer of F&H Acquisition Corp.  from 2006 to 2012, which owned and operated the Champps, Fox & Hound, and Bailey’s restaurant concepts.  From 1999 to 2006, Mr. Johnson served as Chief Executive Officer of Fox & Hound Restaurant Group.  From 1992 until 1998, Mr. Johnson was Chief Operating Officer for Coulter Enterprises, Inc., a Pizza Hut franchisee operating 100 Pizza Hut restaurants.  From 1985 through 1991, he was Controller for Fugate Enterprises, Inc., a Pizza Hut, Taco Bell and Blockbuster Video franchisee.  Previously, he was employed by the accounting firm of Ernst & Young.  Mr. Johnson also serves on the board of directors of Rave Restaurant Group (Nasdaq: RAVE), a position he has held since 2006.

Mr. Johnson is a certified public accountant.  Mr. Johnson holds a degree in accounting from Wichita State University.

Mr. Johnson was selected to serve on our Board in light of his substantial experience in the restaurant industry.

Eric W. Reinhard
Mr. Reinhard serves as CEO of Spyglass Capital Partners, LLC, a collaborative effort by beverage entrepreneurs formed to identify early stage brands and innovations that directly impact the beverage industry and is a Partner at Rumble, LLC, a consulting firm that provides guidance and strategic planning for early stage consumer products (2014-present).  Prior to his recent assignment, Mr. Reinhard served as President of the Pepsi Cola Bottler’s Association, a beverage association management and consulting firm (2005-2013).  Prior to June 2004 he was the Senior Vice President & General Manager for the Pepsi Bottling Group’s Great West Business Unit.  While in this role, Mr. Reinhard was also a member of the Pepsi Bottling Group’s Chairman’s Council, a member of the Food Service Strategic Planning Committee, and a member of The Dr. Pepper Bottler Marketing Committee.  Mr. Reinhard joined Pepsi Cola in 1984 after four years with The Proctor & Gamble Distributing Company.  Since 1984 he has held several field and headquarters positions including Vice President/General Manager Pepsi-Lipton Tea Partnership (JV), General Manager Mid-Atlantic business Unit, Area Vice President Retail Channels, Vice President On-Premise Operations and Area Vice President of Franchise Operations.  Mr. Reinhard holds a BA from Michigan State University and has completed the Executive Business Program at the University of Michigan.

Mr. Reinhard was selected to serve on our Board in light of his substantial experience within the beverage industry and his broad knowledge concerning corporate governance and management.

From 2005-2010, Mr. Reinhard also served as Chairman of our Board.

Robert J. Stetson
Mr. Stetson is the CEO and Chairman of US Restaurant Properties, a privately owned landlord of chain restaurant properties founded in 2009.  From 1994-2005, he was a founder, director, and CEO (excluding 1999-2001) of U.S. Restaurant Properties Inc., a NYSE traded Real Estate Investment Trust.  He has served on a number of restaurant company boards including Del Frisco’s, Capital Grille and Bugaboo Creek Steakhouses, and Shoney’s Inc.  Additionally, he was President-Restaurant Division of Burger King Corporation and CFO and later CEO of Pearle Vision, the eyewear retailer.  He has a BA from Harvard University and an MBA from Harvard Business School.

Mr. Stetson was selected to serve on our Board in light of his substantial experience within the restaurant industry and his broad knowledge concerning corporate governance, leadership and finance.

Alan A. Teran
Mr. Teran is currently a principal in multiple private restaurants.  He previously served on our Board from 1994 to 2010.  Mr. Teran also served as a Director of Morton’s Restaurant Group, Inc. from 1994 until February 2012.  He served as president of the Cork & Cleaver restaurant chain from 1975 to 1981 and served as a Director for Boulder Valley National Bank and Charlie Brown’s Restaurants.  He was one of the first franchisees of Le Peep Restaurants.  Mr. Teran graduated from the University of Akron in 1968 with a degree in business.

Mr. Teran was selected to serve on our Board in light of his substantial experience within the restaurant industry, his experience as an investor in multiple private restaurants, and his prior service on our Board.

There are no family relationships among the directors.  As discussed below, under the heading “Director Independence,” the Board has determined that Messrs. Bailey, Johnson, Reinhard, Stetson and Teran are independent directors under the NASDAQ listing standards.

Vote Required for Approval
Directors are elected by a plurality of the votes cast by the holders of our Common Stock present in person or represented by proxy at the meeting and entitled to vote on the matter. Broker-non votes and abstentions will not count as votes in favor of or against election of the directors and will have no effect on the vote total for the election of the directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE COMPANY’S SEVEN DIRECTOR NOMINEES LISTED ON THE ENCLOSED PROXY CARD.

PROPOSAL #2 – APPROVAL OF 2008 PLAN AMENDMENT

On November 5, 2015, our Board unanimously approved an amendment to the Company’s 2008 Omnibus Equity Incentive Compensation Plan (the “2008 Plan”), previously amended September 14, 2012 and February 7, 2014, that would increase the number of shares of Common Stock available for issuance thereunder from 1,000,000 shares to a total of 1,500,000 shares, and directed the submission of the amendment for approval by the Company’s stockholders at the Annual Meeting.  The form of the proposed 2008 Plan Amendment is attached as Annex A.

As of December 16, 2015, 797,814 shares had been reserved under the 2008 Plan for awards previously granted to the Company’s employees, non-employee directors, and consultants, and an additional 155,310 shares remained available for award at such date.

The Board considers the proposed increase in the number of shares of Common Stock available for issuance under the 2008 Plan desirable because it will give the Board the flexibility to issue additional awards to employees, non-employee directors, and consultants of the Company and our affiliates.  The Board and management believe that this amount will be sufficient for the Company’s equity compensation needs for the foreseeable future.

Set forth below is a summary of the principal provisions of the 2008 Plan, as amended by the proposed 2008 Plan Amendment.  The summary is qualified by reference to the full text of the proposed 2008 Plan Amendment and the 2008 Plan.  The proposed 2008 Plan Amendment is attached as Annex A.

Purpose
The purpose of the 2008 Plan is to promote the growth of the Company by permitting the Company to grant nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, and other stock-based awards to employees, non-employee directors, and consultants of the Company and our affiliates.

Administration
The 2008 Plan is administered by the Compensation Committee of the Board or any other duly authorized committee of the Board performing similar functions, as appointed from time to time by the Board (the “Committee”).  The Committee has full and exclusive discretion in interpreting the terms and the intent of the 2008 Plan and any other agreement made in connection with the 2008 Plan, determining eligibility for awards, and adopting such rules, regulations, and guidelines for administering the 2008 Plan as the Committee may deem necessary or proper.  Such authority includes, but is not be limited to, selecting award recipients, establishing all award terms and conditions and, subject to the 2008 Plan, adopting modifications and amendments, or sub-plans, to the 2008 Plan or any award agreement, including, without limitation, any that are necessary or appropriate to comply with laws or compensation practices of the jurisdictions in which we and our affiliates operate.

Eligibility and Participation
Individuals eligible to participate in the 2008 Plan include our non-employee directors and all current employees and consultants of the Company or our affiliates.  Subject to the provisions of the 2008 Plan, the Committee may, from time to time, in its sole discretion select from among eligible employees, non-employee directors, and consultants, those to whom awards shall be granted under the 2008 Plan, and shall determine in its discretion the nature, terms, conditions, and amount of each award.

Duration of the 2008 Plan
The 2008 Plan was adopted by our Board, and approved by our stockholders, at our annual meeting held on January 24, 2008 and became effective on such date.  The 2008 Plan shall remain in effect, subject to the right of the Committee to amend or terminate the 2008 Plan at any time, until the earlier of the tenth anniversary of the effective date of the 2008 Plan or when all shares of Common Stock subject to the 2008 Plan have been purchased or acquired according to the provisions of the 2008 Plan.

Types of Awards
Stock Options:  Subject to the terms and provisions of the 2008 Plan, incentive and nonqualified stock options may be granted to participants in consideration for the services and benefit that they provide to us in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.  Notwithstanding the foregoing, no incentive stock options may be granted more than ten years after the effective date of the 2008 Plan.  Each stock option granted to a participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no stock option shall be exercisable later than the tenth anniversary date of its grant and provided further that no incentive stock option granted to a significant stockholder, as defined in the 2008 Plan, shall be exercisable later than the fifth anniversary of the date of its grant.  Stock options granted under the 2008 Plan shall be exercisable at such times and on the occurrence of such events, and be subject to such restrictions and conditions, as the Committee shall in each instance approve, which need not be the same for each grant or for each participant.

The stock option price for each grant of a stock option shall be determined by the Committee and shall be specified in the award agreement.  The stock option price for a nonqualified stock option may include a stock option price based on 100% of the fair market value of the shares of Common Stock on the date of grant, a stock option price that is set at a premium to the fair market value of the shares of Common Stock on the date of grant, or a stock option price that is indexed to the fair market value of the shares of Common Stock on the date of grant, with the index determined by the Committee in its discretion.  The stock option price for an incentive stock option shall be not less than 100% of the fair market value of the shares of Common Stock on the date of grant; provided that the stock option price for an incentive stock option granted to a significant stockholder, as defined in the 2008 Plan, shall be not less than 110% of the fair market value of the shares of Common Stock.

Stock Appreciation Rights:  Subject to the terms and conditions of the 2008 Plan, stock appreciation rights, or SARs, may be granted to participants at any time and from time to time and upon such terms as shall be determined by the Committee in its discretion.  The Committee may grant freestanding SARs, tandem SARs, or any combination of these forms of SARs.  A tandem SAR means a SAR that the Committee specifies is granted in connection with a related stock option pursuant to the 2008 Plan, the exercise of which shall require forfeiture of the right to purchase a share of Common Stock under the related stock option (and when a share of Common Stock is purchased under the stock option, the tandem SAR shall similarly be cancelled) or a SAR that is granted in tandem with a stock option but the exercise of such stock option does not cancel the SAR, but rather results in the exercise of the related SAR.  Regardless of whether a stock option is granted coincident with a SAR, a SAR is not a tandem SAR unless so specified by the Committee at time of grant.

Restricted Stock and Restricted Stock Unit Awards:  Subject to the terms and conditions of the 2008 Plan, the Committee, at any time and from time to time, may grant shares of restricted stock or restricted stock units to participants in such amounts and upon such terms as the Committee shall determine.  Restricted stock are shares of Common Stock that are subject to a period of restriction.  A restricted stock unit is an award denominated in units subject to a period of restriction, with a right to receive shares of Common Stock or cash or a combination thereof upon settlement of the award.  During the period of restriction, restricted stock and restricted stock units are subject to forfeiture based on the passage of time, the achievement of performance criteria, or upon the occurrence of other events as determined by the Committee.  To the extent required by law, participants holding shares of restricted stock shall have the right to exercise full voting rights with respect to those shares of Common Stock during the period of restriction.  A participant shall have no voting rights with respect to any restricted stock units.

The Committee shall impose, in the award agreement at the time of grant or anytime thereafter, such other conditions or restrictions on any shares of restricted stock or restricted stock units granted pursuant to the 2008 Plan as it may deem advisable, including, without limitation, a requirement that participants pay a stipulated purchase price for each share of restricted stock or each restricted stock unit, restrictions based upon the achievement of specific performance criteria, time-based restrictions on vesting following the attainment of the performance criteria, time-based restrictions, restrictions under applicable laws or under the requirements of any stock exchange or market upon which such shares are listed or traded, or holding requirements or sale restrictions placed on the shares of Common Stock by us upon vesting of such restricted stock or restricted stock units.

During the period of restriction, participants holding shares of restricted stock or restricted stock units granted under the 2008 Plan may, if the Committee so determines, be credited with dividends paid with respect to the underlying shares or dividend equivalents while they are so held in a manner and with such restrictions as may be determined by the Committee in its sole discretion.

Performance Shares and Performance Units:  Subject to the terms and conditions of the 2008 Plan, the Committee, at any time and from time to time, may grant performance shares or performance units to participants in such amounts and upon such terms as the Committee shall determine.  Each performance share shall have an initial value equal to the fair market value of a share of Common Stock on the date of grant.  Each performance unit shall have an initial value that is established by the Committee at the time of grant which may be less than, equal to, or greater than the fair market value of a share of Common Stock.  The Committee shall set performance criteria for a performance period in its discretion, which, depending on the extent to which they are met, will determine, in the manner determined by the Committee and set forth in the award agreement, the value or number of each performance share or performance unit that will be paid to the participant.

Subject to the terms of the 2008 Plan, the Committee, in its sole discretion, may pay earned performance shares or performance units in the form of cash or in shares of Common Stock (or in a combination thereof) equal to the value of the earned performance shares or performance units, as applicable, at the end of the applicable performance period.  Any shares of Common Stock may be granted subject to any restrictions deemed appropriate by the Committee.  The Committee shall determine whether participants holding performance shares will receive dividend equivalents with respect to dividends declared with respect to the performance shares.

Stock-Based Awards:  The Committee may grant other types of equity-based or equity-related awards not otherwise described by the terms of the 2008 Plan (including the grant or offer for sale of unrestricted shares of Common Stock) in such amounts and subject to such terms and conditions, including, but not limited to, being subject to performance criteria, or in satisfaction of such obligations, as the Committee shall determine.  Such awards may involve the transfer of actual shares of Common Stock to participants, or payment in cash or otherwise of amounts based on the value of shares of Common Stock.

Performance Measures:  Notwithstanding any other terms of the 2008 Plan, the vesting, payability or value (as determined by the Committee) of each award other than a stock option or SAR that, at the time of grant, the Committee intends to be performance-based compensation to a covered employee, shall be determined by the attainment of one or more performance goals as determined by the Committee in conformity with Section 162(m) of the Internal Revenue Code.  A list of general performance measures on which performance goals may be based is set forth in Article 11 of the 2008 Plan.  The Committee shall specify in writing, by resolution or otherwise, the participants eligible to receive such an award (which may be expressed in terms of a class of individuals) and the performance goal(s) applicable to such awards within 90 days after the commencement of the period to which the performance goal(s) relate(s), or such earlier time as required to comply with Section 162(m) of the Internal Revenue Code.  No such award shall be payable unless the Committee certifies in writing, by resolution or otherwise, that the performance goal(s) applicable to the award were satisfied.  In no case may the Committee increase the value of an award of performance-based compensation above the maximum value determined under the performance formula by the attainment of the applicable performance goal(s), but the Committee may retain the discretion to reduce the value below such maximum.

Deferrals
The Committee may permit or require a participant to defer such participant’s receipt of any award, or payment in settlement or exercise of any award, provided that any such deferral must comply with the applicable requirements of Section 409A of the Internal Revenue Code.

Tax Matters
The following is a brief summary of certain federal income tax consequences of certain transactions under the 2008 Plan under current laws and regulations.  This summary is not intended to be exhaustive and does not describe state or local tax consequences.

Incentive Stock Options:  The grant of an incentive stock option will not result in any immediate tax consequences to us or the optionee.  An optionee will not recognize taxable income, and we will not be entitled to any deduction upon the timely exercise of an incentive stock option, but the excess of the fair market value of the shares of Common Stock acquired over the stock option price will be an item of tax preference for purposes of the alternative minimum tax.  If the optionee does not dispose of the shares of Common Stock acquired within one year after their receipt (and within two years after the stock option was granted), gain or loss recognized on the subsequent disposition of the shares of Common Stock will be treated as long-term capital gain or loss.  Capital losses of individuals are deductible only against capital gains and a limited amount of ordinary income.  In the event of an earlier disposition, the optionee will recognize ordinary taxable income in an amount equal to the lesser of (i) the excess of the fair market value of the shares of Common Stock on the date of exercise over the stock option price, or (ii) if the disposition is a taxable sale or exchange, the amount of any gain recognized.  Upon such a disqualifying disposition, we will be entitled to a deduction in the same amount and at the same time as the optionee recognizes such ordinary taxable income.

Nonqualified Stock Options:  The grant of a nonqualified stock option will not result in any immediate tax consequences to us or the optionee.  Upon the exercise of a nonqualified stock option, the optionee will recognize ordinary taxable income, and we will be entitled to a deduction, equal to the difference between the stock option price and the fair market value of the shares of Common Stock acquired at the time of exercise.

Stock Appreciation Rights:  The grant of either a tandem SAR or a freestanding SAR will not result in any immediate tax consequences to us or the grantee.  Upon the exercise of either a tandem SAR or a freestanding SAR, any cash received and the fair market value on the exercise date of any shares of Common Stock received will constitute ordinary taxable income to the grantee.  We will be entitled to a deduction in the same amount and at the same time.

Restricted Stock:  A grantee normally will not recognize taxable income upon an award of restricted stock, and we will not be entitled to a deduction, until the termination of the restrictions.  Upon such termination, the grantee will recognize ordinary taxable income in an amount equal to the fair market value of the shares of Common Stock at that time, plus the amount of any dividends and interest thereon to which the grantee then becomes entitled. However, a grantee may elect to recognize ordinary taxable income in the year the restricted stock is awarded in an amount equal to its fair market value at that time, determined without regard to the restrictions.  We will be entitled to a deduction in the same amount and at the same time as the grantee recognizes income, subject to the limitations of Section 162(m) of the Internal Revenue Code.

Restricted Stock Units, Performance Shares and Performance Units:  The grant of a restricted stock unit, performance share or performance unit will not result in any immediate tax consequences to us or the grantee.  Upon payment of a restricted stock unit, performance share or performance unit, the grantee will recognize ordinary taxable income in an amount equal to the fair market value of the shares of Common Stock or cash received at that time.  We will be entitled to a deduction in the same amount and at the same time, subject to the limitations of Section 162(m) of the Internal Revenue Code.

Payouts of Performance Compensation Awards:  The designation of an award of restricted stock or performance shares or the grant of a restricted stock unit or a performance unit as a performance compensation award will not change the tax treatment described above to an employee who receives such an award or grant.  Such a designation will, however, enable such award or grant to qualify as performance-based compensation not subject to the $1 million limitation on deductible compensation under Section 162(m) of the Internal Revenue Code. Applicable taxes required by law will be withheld from all amounts paid in satisfaction of an award.  The amount of the withholding will generally be determined with reference to the closing price of the shares of Common Stock as reported on the NASDAQ Capital Market on the date of determination.

Golden Parachute Tax and Section 280G of the Internal Revenue Code:  If an award is accelerated as a result of a change in control of us, all or a portion of the value of the award at that time may be a “parachute payment” under Section 280G of the Internal Revenue Code for certain employees and other individuals who perform services for us.  Section 280G generally provides that if parachute payments equal or exceed three times an award holder’s average W-2 compensation for the five tax years preceding the year of the change in control, we will not be permitted to claim its deduction with respect to any “excess parachute payments” made to the individual.  An “excess parachute payment” generally is the portion of a parachute payment that exceeds such individual's historical average compensation.  Section 280G of the Internal Revenue Code generally applies to employees or other individuals who perform services for us if within the 12 month period preceding the change in control the individual is one of our officers, a stockholder owning more than one percent of the our stock, or a member of the group consisting of the lesser of the highest paid one percent of our employees or our highest paid 250 employees.  A recipient of an excess parachute payment is subject to a 20 percent excise tax on such excess parachute payment under Section 4999 of the Internal Revenue Code.

The discussion set forth above is intended only as a summary and does not purport to be a complete enunciation or analysis of all potential tax consequences relevant to recipients of awards under the 2008 Plan.  We have not undertaken to discuss the tax treatment of awards under the 2008 Plan in connection with a merger, consolidation, or similar transaction.  Such treatment will depend on the terms of the transaction and the method of dealing with the awards in connection therewith.

Change of Control
Accelerated Vesting and Payment:  Subject to the provisions of the 2008 Plan or as otherwise provided in the award agreement, in the event of a change of control, unless otherwise specifically prohibited under law or by the rules and regulations of a national securities exchange or market on which the shares are listed or traded:

•	Any and all stock options and SARs granted shall be accelerated to become immediately exercisable in full;

•	Any period of restriction and other restrictions imposed on restricted stock or restricted stock units shall lapse, and restricted stock units shall be immediately settled and payable;

•
The target payout opportunities attainable under all outstanding awards of performance-based restricted stock, performance-based restricted stock units, performance shares and performance units (including, but not limited to, awards intended to be performance-based compensation) shall be deemed to have been fully earned based on targeted performance being attained as of the effective date of the change of control, and:

•
The vesting of all awards denominated in shares of Common Stock shall be accelerated as of the effective date of the change of control, and shall be paid out to participants within 30 days following the effective date of the change of control; and

•	Awards denominated in cash shall be paid to participants in cash within 30 days following the effective date of the change of control;

•
Upon a change of control, unless otherwise specifically provided in a written agreement entered into between the participant and us or an affiliate, the Committee shall immediately vest and pay out all other stock-based awards as determined by the Committee; and

•
The Committee shall have the ability to unilaterally determine that all outstanding awards are cancelled upon a change in control, and the value of such awards, as determined by the Committee in accordance with the terms of the 2008 Plan and the award agreement, be paid out in cash in an amount based on the change of control price within a reasonable time subsequent to the change in control; provided, however, that no such payment shall be made on account of an incentive stock option using a value higher than the fair market value on the date of settlement.

Alternate Awards:  Subject to certain conditions set forth in the 2008 Plan, no cancellation, acceleration of vesting, lapsing of restrictions, payment of an award, cash settlement, or other payment shall occur with respect to any award if the Committee reasonably determines in good faith prior to the occurrence of a change of control that such award shall be honored or assumed, or new rights substituted therefor by any successor, all as described in the 2008 Plan.

Compliance with Section 280G of the Internal Revenue Code:  In the event that any accelerated award vesting or payment received or to be received by a participant pursuant to the 2008 Plan, referred to herein as a benefit, would (i) constitute a “parachute payment” within the meaning of and subject to Section 280G of the Internal Revenue Code and (ii) but for the limitations set forth in the 2008 Plan, be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such benefit shall be reduced to the extent necessary so that no portion of the benefit will be subject to the excise tax, as determined in good faith by the Committee; provided, however, that if, in the absence of any such reduction (or after such reduction), the participant believes that the benefit or any portion thereof (as reduced, if applicable) would be subject to the excise tax, the benefit shall be reduced (or further reduced) to the extent determined by the participant in his or her discretion so that the excise tax would not apply.  If, notwithstanding any such reduction (or in the absence of such reduction), the Internal Revenue Service determines that the participant is liable for the excise tax as a result of the benefit, then the participant shall be obligated to return to us, within 30 days of such determination by the Internal Revenue Service, a portion of the benefit sufficient such that none of the benefit retained by the participant constitutes a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code that is subject to the excise tax.

Compliance with Section 409A of the Internal Revenue Code:  To the extent applicable, it is intended that the 2008 Plan and any awards made thereunder shall not provide for the payment of “deferred compensation” within the meaning of Section 409A of the Internal Revenue Code or shall be structured in a manner and have such terms and conditions that would not cause a participant to be subject to taxes and interest pursuant to Section 409A of the Internal Revenue Code.  Notwithstanding anything in the 2008 Plan or in any award agreement to the contrary, to the extent that any amount or benefit that would constitute “deferred compensation” for purposes of Section 409A of the Internal Revenue Code would otherwise be payable or distributable under the 2008 Plan or any award agreement by reason of the occurrence of a change of control or the participant’s disability or separation from service, such amount or benefit will not be payable or distributable to the participant by reason of such circumstance unless (i) the circumstances giving rise to such change of control, disability or separation from service meet the description or definition of “change in control event,” “disability,” or “separation from service,” as the case may be, in Section 409A of the Internal Revenue Code, and (ii) the payment or distribution of such amount or benefit would otherwise comply with Section 409A of the Internal Revenue Code and not subject the participant to taxes and interest pursuant to Section 409A of the Internal Revenue Code (which may require, if the participant is a “specified employee” within the meaning of Section 409A of the Internal Revenue Code, that the payment date shall not be earlier than the date that is six months after the date of the participant’s separation from service).  This provision does not prohibit the vesting of any award or the vesting of any right to eventual payment or distribution of any amount or benefit under the 2008 Plan or any award agreement.

Amendment, Modification, Suspension, and Termination
The Committee or our Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate the 2008 Plan in whole or in part; provided, however, that:

•
Without the prior approval of our stockholders, stock options and SARs issued under the 2008 Plan will not be re-priced, replaced, or re-granted such that the stock option price of a previously granted stock option or the grant price of a previously granted SAR is effectively reduced from the original stock option price or grant price.

•
No amendment or modification which would increase the total number of shares of Common Stock available for issuance under the 2008 Plan or the total number of shares of Common Stock available for incentive stock options under the 2008 Plan shall be effective unless approved by our stockholders.

•
To the extent necessary under any applicable law, regulation, or securities exchange or market requirement, no amendment shall be effective unless approved by our stockholders in accordance with applicable law, regulation, or securities exchange or market requirement.

Adjustment of Awards
The Committee may make appropriate proportionate adjustments or substitutions in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting us or our financial statements or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the 2008 Plan.

Vote Required for Approval
Approval of Proposal #2 will require the affirmative vote of a majority of the votes cast by the holders of our Common Stock present in person or represented by proxy at the meeting and entitled to vote on the matter.  Broker-non votes and abstentions will not count as votes in favor of or against the proposal and will have no effect on the vote total for the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT STOCKHOLDERS VOTE “FOR” PROPOSAL #2.

PROPOSAL #3 – ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S
NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables the Company’s stockholders to vote on an advisory (non-binding) basis regarding the compensation of the Company’s named executive officers as disclosed in this Proxy Statement in accordance with the rules promulgated by the Securities and Exchange Commission (“SEC”).  Accordingly, we are providing a vote on the resolution set forth below as required by the Dodd-Frank Act and Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The principal objectives of our executive compensation programs are to attract, retain, and motivate talented executives, reward strong business results and performance, and align the executive’s interests with stockholder interests.

We believe that the Company’s executive compensation programs have been effective in incenting the achievement of our positive results. We are asking our stockholders to indicate their support for our named executive officers’ compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives you, as a stockholder, the opportunity to express your views regarding our fiscal year 2015 executive compensation policies and procedures for named executive officers. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and procedures described in this Proxy Statement.

Accordingly, we ask our stockholders to vote “FOR” the following advisory resolution at the Annual Meeting:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K in the summary compensation tables and related narrative information set forth in the Company’s Proxy Statement for the 2016 Annual Meeting of Stockholders.

Although this is an advisory vote that will not be binding on the Compensation Committee or the Board, we will carefully review the results of the vote.

We currently hold our say-on-pay vote every two years and the next vote will be in 2018. Stockholders will have an opportunity to cast an advisory vote on the frequency of say-on-pay votes at least every six years. The next advisory vote on the frequency of the say-on-pay vote will occur no later than 2019.

Vote Required for Approval
Approval of Proposal #3 will require the affirmative vote of a majority of the votes cast by the holders of our Common Stock present in person or represented by proxy at the meeting and entitled to vote on the matter.  Broker-non votes and abstentions will not count as votes in favor of or against the proposal and will have no effect on the vote total for the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT STOCKHOLDERS VOTE “FOR” PROPOSAL #3.

PROPOSAL #4 – APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s independent registered public accounting firm for the fiscal year ended September 30, 2015 was Hein & Associates LLP.  It is expected that one or more representatives of such firm will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.  The Company has selected Hein & Associates LLP as the Company’s principal independent registered public accounting firm for the fiscal year ending September 30, 2016.  Shareholder ratification of the appointment is not required under the laws of the State of Nevada, but the Board has decided to ascertain the position of the shareholders on the appointment.  The Company will reconsider the appointment if it is not ratified.  Even if the appointment is ratified, the Company may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Company feels that such a change would be in the Company’s and its shareholders’ best interests.

Vote Required
Approval of Proposal #4 will require the affirmative vote of a majority of the votes cast by the holders of our Common Stock present in person or represented by proxy at the meeting and entitled to vote on the matter.  Abstentions will not count as votes in favor of or against the proposal and will have no effect on the vote total for the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT STOCKHOLDERS VOTE “FOR” PROPOSAL #4.

CORPORATE GOVERNANCE

Director Independence
The Company’s Common Stock is listed on the NASDAQ Capital Market under the trading symbol “GTIM”.  NASDAQ listing rules require that a majority of the Company’s directors be “independent directors” as defined under NASDAQ Rule 5605(a)(2).

The Board has determined that of the current directors Messrs. Bailey, Johnson, Reinhard, Stetson and Teran are independent directors under the NASDAQ listing standards, while Messrs. Heller and Hoback are not independent under such standards.  The Board has also determined that each of the three current members of the Audit Committee is “independent” for purposes of Rule 10A-3 under the Exchange Act.

Leadership Structure
The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination from time to time based on the position and direction of the Company and the membership of the Board.  However, the Board has determined that separating these roles is in the best interests of the Company’s stockholders at this time.  The Board believes that this structure permits the Chief Executive Officer to focus on the management of the Company’s day-to-day operations.  It is intended that the Board designate a Chairman of the Board following the Annual Meeting.

Risk Oversight
Material risks are identified and prioritized by the Company’s management and reported to the Board for oversight.  The Board as a whole administers the Board’s risk oversight function.  The Board regularly reviews information regarding the Company’s credit, liquidity, and operations, as well as the risks associated with each.  In addition, the Board continually works, with the input of the Company’s executive officers, to assess and analyze the most likely areas of future risk for the Company.

Code of Ethics
The Company has adopted a Code of Business Conduct which applies to all directors, officers, employees, and franchisees of the Company.  The Code of Business Conduct was filed as an exhibit to the Company’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003.  The Code of Business Conduct is also available on the Company’s website at www.goodtimesburgers.com.

Board Committees
The standing committees of the Board are the Audit Committee, which is currently comprised of Mr. Johnson (Chairman), and Messrs. Reinhard and Teran, and the Compensation Committee, which is currently comprised of Messrs. Bailey, Reinhard, and Teran (Chairman).  As discussed under the heading “Nominee Selection Process” below, there is no standing nominating committee of the Board and instead the Board as a whole acts as the nominating committee for the selection of nominees for election as directors.

Audit Committee
The Audit Committee currently consists of Messrs. Johnson (Chairman), Reinhard and Teran.  It is intended that the Board designate a Chairman of the Audit Committee following the Annual Meeting.  The Board has determined that all of the members of the Audit Committee are “independent,” as defined by the NASDAQ listing standards and by applicable SEC rules.  In addition, the Board has determined that Mr. Johnson is an audit committee financial expert, as that term is defined by the SEC rules, by virtue of having the following attributes through relevant experience: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals, and reserves; (iii) experience preparing, auditing, analyzing, or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions.

The function of the Audit Committee relates to oversight of the auditors, the auditing, accounting, and financial reporting processes, and the review of the Company’s financial reports and information.  In addition, the functions of this Committee have included, among other things, recommending to the Board the engagement or discharge of independent auditors, discussing with the auditors their review of the Company’s quarterly results and the results of their audit, and reviewing the Company’s internal accounting controls.  The Audit Committee operates pursuant to a written Charter adopted by the Board.  A current copy of the Audit Committee Charter is available on our website at www.goodtimesburgers.com.  The Audit Committee held five meetings during the fiscal year ended September 30, 2015.

Compensation Committee
The Compensation Committee currently consists of Messrs. Bailey, Reinhard, and Teran (Chairman).  The Board has determined that all of the members of the Compensation Committee are “independent,” as defined by the NASDAQ listing standards.  The function of the Compensation Committee is to consider and determine all matters relating to the compensation of the President and Chief Executive Officer and other executive officers, including matters relating to the employment agreements.  The Compensation Committee held two meetings during the fiscal year ended September 30, 2015.

The responsibility of the Compensation Committee is to review and approve the compensation and other terms of employment of our Chief Executive Officer and our other executive officers, including all of the executive officers named in the Summary Compensation Table in this Proxy Statement (the “Named Executive Officers”).  Among its other duties, the Compensation Committee oversees all significant aspects of the Company’s compensation plans and benefit programs.  The Compensation Committee annually reviews and approves corporate goals and objectives for the Chief Executive Officer’s compensation and evaluates the Chief Executive Officer’s performance in light of those goals and objectives.  The Compensation Committee also recommends to the Board the compensation and benefits for members of the Board.  The Compensation Committee has also been appointed by the Board to administer our 2008 Omnibus Equity Incentive Compensation Plan.  The Compensation Committee does not delegate any of its authority to other persons.

In carrying out its duties, the Compensation Committee participates in the design and implementation and ultimately reviews and approves specific compensation programs.  The Compensation Committee reviews and determines the base salaries for the Named Executive Officers, and also approves awards to the Named Executive Officers under the Company’s equity compensation plans.

In determining the amount and form of compensation for Named Executive Officers other than the Chief Executive Officer, the Compensation Committee obtains input from the Chief Executive Officer regarding the duties, responsibilities, and performance of the other executive officers and the results of performance reviews.  The Chief Executive Officer also recommends to the Compensation Committee the base salary levels for all Named Executive Officers and the award levels for all Named Executive Officers under the Company’s equity compensation programs.  No Named Executive Officer attends any executive session of the Compensation Committee or is present during final deliberations or determinations of such Named Executive Officer’s compensation.  The Chief Executive Officer also provides input with respect to the amount and form of compensation for the members of the Board.

The Compensation Committee has the authority to directly engage, at the Company’s expense, any compensation consultants or other advisers as it deems necessary to carry out its responsibilities in determining the amount and form of executive and director compensation.  For the fiscal year ended September 30, 2014, the Compensation Committee engaged the Harlon Group as its compensation consultant to review the Company’s executive management and board compensation policies and to benchmark the Company’s compensation philosophies and amounts against other companies in the industry of similar size.  The Harlon Group provided the Compensation Committee with surveys, reports, and other market data against which it has measured the competitiveness of the Company’s compensation programs.  In determining the amount and form of executive and director compensation, the Compensation Committee has reviewed and discussed historical salary information as well as salaries and cash and equity incentive compensation for similar positions at comparable companies.

The Compensation Committee operates pursuant to a written Charter adopted by the Board.  A current copy of the Compensation Committee Charter is available on our website at www.goodtimesburgers.com.

Communication with Directors
The Board welcomes questions or comments about us and our operations.  Those interested may contact the Board as a whole or any one or more specified individual directors by sending a letter to the intended recipients’ attention in care of Good Times Restaurants Inc., Attention: Corporate Secretary, 141 Union Boulevard, #400, Lakewood, CO 80228.  All such communications other than commercial advertisements will be forwarded to the appropriate director or directors for review.

Director Attendance at Meetings
There were ten meetings of the Board held during the fiscal year ended September 30, 2015. No member of the Board attended fewer than 75% of the Board meetings and applicable committee meetings for the fiscal year ended September 30, 2015.

The Company does not have a formal policy on director attendance at the annual meeting.  All Director nominees attended the annual meeting of stockholders for the fiscal year ended September 30, 2014, which was held on February 4, 2015.

Nominee Selection Process
Our Board as a whole acts as the nominating committee for the selection of nominees for election as directors.  We do not have a separate standing nominating committee since we require that our director nominees be approved as nominees by a majority of our independent directors.  The Board will consider suggestions by stockholders for possible future nominees for election as directors at the next annual meeting when the suggestion is delivered in writing to the corporate secretary of the Company by August 30 of the year immediately preceding the annual meeting.  No request for a recommended nominee was made by the 2015 deadline by any stockholder or group of stockholders with beneficial ownership of more than five percent of our Common Stock as indicated in a Schedule 13D or 13G.

The Board selects each nominee, subject to contractual representation or designation rights held by certain stockholders, based on the nominee’s skills, achievements, and experience, with the objective that the Board as a whole should have broad and relevant experience in high policymaking levels in business and a commitment to representing the long-term interests of the stockholders.  The Board believes that each nominee should have experience in positions of responsibility and leadership, an understanding of our business environment, and a reputation for integrity.

The Board evaluates each potential nominee individually and in the context of the Board as a whole.  The objective is to recommend a group that will effectively contribute to our long-term success and represent stockholder interests.  In determining whether to recommend a director for re-election, the Board also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

When seeking candidates for director, the Board solicits suggestions from incumbent directors, management, stockholders, and others.  The Board does not have a charter for the nominating process.

The Company does not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Board strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, and expertise to oversee the Company’s business.

Directors’ Compensation
Each non-employee director receives $10,000 annually, payable $2,500 quarterly for four regularly scheduled Board of Directors meetings and an additional $1,500 for additional in-person meetings.  The Chairman of the Board receives an additional $500 for each meeting.  Members of the Compensation and Audit Committees generally each receive $300 per meeting attended and the Chairman of the Committees received $1,500 per separate meeting attended. The following table sets forth compensation information for the fiscal year ended September 30, 2015 with respect to directors:

Director Compensation Table for Fiscal Year Ended September 30, 2015
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)1	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings $	All Other Compensation $	Total $
Geoffrey R. Bailey	11,500	-	7,607	-	-	-	19,007
Gary Heller	11,500	-	7,607	-	-	-	19,007
Eric W. Reinhard	11,500	-	7,607	-	-	-	19,007
Alan Teran	11,800	-	7,607	-	-	-	19,407
Robert Stetson	13,000	-	7,607	-	-	-	20,607
Steve Johnson	11,800	-	7,607	-	-	-	19,407
Reuven Har-Even 2	4,000	-	-	-	-	-	4,000
Boyd E. Hoback 3	-	-	-	-	-	-	-
1
As of September 30, 2015, the following directors held equity compensation awards to purchase the following number of shares of our Common Stock:  Mr. Bailey 23,060 shares; Mr. Heller 19,727 shares; Mr. Reinhard 11,227 shares; Mr. Teran 16,060 shares; Mr. Stetson 7,060; Mr. Johnson 7,060 and Mr. Hoback 241,909 shares.

2	Mr. Har-Even is a former director.
3	Mr. Hoback is an employee director and does not receive additional fees for service as a member of the Board.

Section 16(a) Beneficial Ownership Reporting Compliance
Under Section 16(a) of the Exchange Act, directors, executive officers and persons who own more than ten percent of our Common Stock must disclose their initial beneficial ownership of the Common Stock and any changes in that ownership in reports which must be filed with the SEC and the Company. The SEC has designated specific deadlines for these reports and the Company must identify in this proxy statement those persons who did not file these reports when due.

Based solely on a review of the reports filed with the Company and written representations received from reporting persons the Company believes that during the fiscal year ended September 30, 2015 all Section 16(a) filing requirements for its officers, directors, and more than ten percent shareholders were complied with on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Heathcote Capital, LLC
In April 2012 the Company entered into a financial advisory services agreement with Heathcote Capital LLC (Heathcote) pursuant to which they were to provide the Company with exclusive financial advisory services in connection with a possible strategic transaction. Gary J. Heller, a member of the Company’s Board of Directors, is the principal of Heathcote.  Accordingly, the agreement constitutes a related party transaction and was reviewed and approved by the Audit Committee of the Company’s Board of Directors. On March 25, 2013, the Company and Heathcote modified this agreement to exclude any transactions involving the Maxim Group LLC and for Heathcote to continue to provide non-exclusive financial advisory services to the Company. On September 27, 2013, the Company and Heathcote further modified this agreement to provide for investor relations activities specifically related to the exercise of the outstanding warrants and the trading volume in the Company’s stock and other corporate finance projects as determined by the CEO of the company. On November 5, 2014, the Company and Heathcote further modified this agreement to provide for investor relations activities and corporate finance projects as determined by the CEO of the company. The modifications were approved by the Audit Committee of the Company’s Board of Directors. Total amounts paid to Heathcote were $40,000 and $136,500 in fiscal 2015 and fiscal 2014, respectively.

SII Transaction
On June 13, 2012, the Company entered into a Securities Purchase Agreement with SII, pursuant to which the Company agreed to issue and sell to SII, and SII agreed to purchase, 473,934 shares of newly designated Series C Convertible Preferred Stock for an aggregate purchase price of $2,000,000 (i.e., $4.22 per share), subject to the satisfaction of certain conditions precedent set forth in the purchase agreement.  At the time the Company and SII entered into the purchase agreement, SII held 50.8% of our outstanding Common Stock.  In addition, David L. Dobbin, the former Chairman of our Board, is a principal of SII.  Accordingly, the agreement constituted a related party transaction at the time it was entered into and was reviewed and approved by the Audit Committee.

On September 28, 2012, we completed the sale and issuance of 355,451 shares of Series C Convertible Preferred Stock to SII for an aggregate purchase price of $1,500,000.

On March 28, 2014, Small Island Investments Limited converted all 355,451 shares of the Company’s Series C Convertible Preferred Stock, par value $0.01 per share, into 710,902 shares of the Company’s Common Stock, par value $0.001 per share.  The effects of the conversion were to eliminate the Company’s payment of dividends on the Series C Convertible Preferred Stock and to eliminate the possible need for the Company to redeem the Series C Convertible Preferred Stock for a cash payment.

On May 2, 2014, Hoak Public Equities, L.P., a Texas limited Partnership (“HPE”), and Rest Redux LLC, a Texas member-managed limited liability company (“ReRe”), each purchased five hundred thousand (500,000) shares of Common Stock from SII at a price of $3.05 per share for an aggregate purchase price of $3,050,000 pursuant to a purchase agreement executed contemporaneously therewith between HPE, SII, the Company and ReRe.  Effective May 2, 2014, the Company entered into a Registration Rights Agreement with HPE and ReRe, pursuant to which the Company granted to HPE and ReRe certain registration rights to enable the public resale of the shares they acquired.  The Company agreed to pay all expenses associated with the registration of the shares, excluding the fees and expenses of counsel to HPE and ReRe.  The Company also agreed to indemnify HPE and ReRe and each of their respective officers, directors, members, investors, employees, and agents, successors, and assigns, and each other person who controls an Investor within the meaning of the Securities Act against any losses, claims, damages, or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities arise out of or are based upon specified violations or failures to comply with applicable federal and state securities laws, rules, and regulations.

On October 8, 2014, HPE and ReRe each purchased three hundred thousand (300,000) shares of Common Stock from SII at a price of $4.10 per share for an aggregate purchase price of $2,460,000 pursuant to a Purchase Agreement executed contemporaneously therewith between HPE, SII and ReRe.

Robert Stetson, our current Chairman, is the president of REIT Redux GP, LLC, a Delaware limited liability company, which is the general partner of REIT Redux, LP, a Delaware limited partnership, which is the controlling member of ReRe.

Bad Daddy’s Transaction
On April 9, 2013, the Company entered into a series of agreements with Bad Daddy’s International, LLC, a North Carolina limited liability company (“BDI”), and Bad Daddy’s Franchise Development, LLC, a North Carolina limited liability company (“BDFD”), to acquire the exclusive development rights for Bad Daddy’s Burger Bar restaurants in Colorado, additional restaurant development rights for Arizona and Kansas, and a 48% voting ownership interest in the franchisor entity, BDFD (collectively, the “Bad Daddy’s Transaction”).  Each of the material agreements relating to the Bad Daddy’s Transaction is summarized in the Company’s Current Report on Form 8-K filed on April 15, 2013.

Additionally, in April 2013 the Company entered into a management services agreement with BDFD pursuant to which the Company provided general management services as well as accounting and administrative services. Income received from the agreement by the Company was fully recognized in income and then proportionately offset by the 48% equity investment in BDFD. Total amounts received from BDFD per the management services agreement were $14,000 and $24,000 in fiscal 2015 and 2014, respectively. In addition to the management services the Company performed scope of work services and total amounts received from BDFD for these services were $0 and $64,000 in fiscal 2015 and fiscal 2014, respectively.

In fiscal 2015, we acquired all of the membership interests in BDI.  BDI owns all of the member interests in four limited liability companies, each of which, as of the date of acquisition, owned and operated a Bad Daddy’s Burger Bar restaurant in North Carolina.  In addition, BDI owns a portion of the member interests in three other limited liability companies, each of which also owned, as of the date of acquisition, a Bad Daddy’s Burger Bar restaurant in North Carolina.  BDI also owns the intellectual property associated with the Bad Daddy’s Burger Bar concept and owns 52 percent of the member interest in BDFD, which has granted franchises for the ownership and operation of Bad Daddy’s Burger Bar restaurants in South Carolina and Tennessee.  The Company owned the other 48 percent of BDFD as well as BD of Colorado, LLC (“BD of Colo”) that owns the development rights in Colorado, Oklahoma and Kansas.  BDI has also granted a license for the operation of a Bad Daddy’s Burger Bar at the Charlotte airport.  At the closing of the acquisition, the Company acquired all of the foregoing interests and assets.

Other
The Company entered into a standstill agreement with former director Reuven Har-Even, pursuant to which Mr. Har-Even agreed that, for the period ending December 31, 2015, neither he nor any affiliate, including but not limited to P&E Capital, Inc., shall acquire any shares of capital stock of the Company or participate in any transaction intended to result in a change of control of the Company without the consent to such acquisition or participation by the Board.  Additionally, the Company entered into a standstill agreement with director Robert J. Stetson, pursuant to which Mr. Stetson agreed that, for the period ending September 30, 2015, neither he nor any affiliate would acquire any shares of capital stock of the Company which would increase his direct or indirect ownership to more than 1,500,000 shares, or participate in or encourage any transaction intended to result in a change of control of the Company.

AUDIT COMMITTEE REPORT

Management is responsible for the internal controls and financial reporting process for the Company.  The independent accountants for the Company are responsible for performing an independent audit of the financial statements in accordance with generally accepted auditing standards and to issue a report on those financial statements.  The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee met with management and the independent accountants to review and discuss the Company’s financial statements for the fiscal year ended September 30, 2015.  Management represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and the independent accountants.

The Audit Committee has discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.  The Audit Committee has also received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence and the Audit Committee discussed with the independent accountants that firm’s independence.

Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Good Times Restaurants Annual Report on Form 10-K for the fiscal year ended September 30, 2015 for filing with the SEC.

Audit Committee
Steven M. Johnson, Chairman
Eric W. Reinhard
Alan A. Teran

INDEPENDENT AUDITOR INFORMATION

The Board appointed Hein & Associates LLP as the Company’s independent auditors for the fiscal year ended September 30, 2014 and the fiscal year ended September 30, 2015, and to perform other accounting services.  Representatives of Hein & Associates LLP are expected to be present at the annual meeting of stockholders, and will have the opportunity to make a statement if they so desire and to respond to appropriate stockholder questions.

Audit Fees
The aggregate fees billed for professional services rendered by Hein & Associates LLP for its audit of the Company’s annual financial statements, its review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, were $96,420 for the fiscal year ended September 30, 2015 compared to $80,100 in fees for the fiscal year ended September 30, 2014.

Audit Related Fees
There were no aggregate fees billed by Hein & Associates LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees” for the fiscal years ended September 30, 2015 and September 30, 2014.

Tax Fees
The aggregate fees billed by Hein & Associates LLP for the preparation and review of the Company’s tax returns for the fiscal year ended September 30, 2015 were $25,475 compared to $20,000 in fees for the fiscal year ended September 30, 2014.

All Other Fees
The aggregate fees billed to the Company for all other services rendered by Hein & Associates LLP for the fiscal year ended September 30, 2015 were $61,100 compared to $32,925 in fees for the fiscal year ended September 30, 2014.  These fees are primarily related to audit services provided in connection with other regulatory or statutory filings and a 401(k) plan audit.

Policy on Pre-Approval Policies of Auditor Services
Under the provisions of the Audit Committee Charter, all audit services and all permitted non-audit services (unless subject to a de minimis exception allowed by law) provided by our independent auditors, as well as fees and other compensation to be paid to them, must be approved in advance by our Audit Committee.  All audit and other services provided by Hein & Associates LLP during the fiscal years ended September 30, 2015 and 2014, and the related fees as discussed above, were approved in advance in accordance with SEC rules and the provisions of the Audit Committee Charter.  There were no other services or products provided by Hein & Associates LLP to us or related fees during the fiscal years ended September 30, 2015 and 2014 except as discussed above.

Auditor Independence
The Audit Committee of our Board has considered the effect that the provision of the services described above under the caption “All Other Fees” may have on the independence of Hein & Associates LLP.  The Audit Committee has determined that provision of those services is compatible with maintaining the independence of Hein & Associates LLP as the Company’s principal accountants.

OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of shares of the Company’s Common Stock as of December 16, 2015 by each person known by the Company to be the beneficial owner of more than five percent of the shares of the Company’s Common Stock, each director and each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group.  The address for the principal stockholders and the directors and officers is 141 Union Boulevard, #400, Lakewood, CO 80228

Holder:	Number of shares beneficially owned**	Percent of class1
Principal stockholders:
Rest Redux, LLC	800,0002	6.53%
Manatuk Hill Partners, LLC	734,3003	5.99%
Directors and Officers:
Geoffrey R. Bailey-Director	31,9314	*
Robert J. Stetson-Director	843,9755	6.88%
Gary J. Heller-Director	12,6676	*
Boyd E. Hoback-Director/President and Chief Executive Officer	59,0287	*
Steven M. Johnson-Director	25,000	*
Susan M. Knutson-Controller	10,0908	*
Scott G. LeFever- VP of Operations	17,0199	*
Alan A. Teran –Director	41,23510	*
Eric W. Reinhard-Director	111,20111	*
James K. Zielke, Chief Financial Officer	30,100	*
All directors and executive officers as a group (10 persons including all those named above)	1,182,246	9.56%

1	Based on 12,259,550 shares of Common Stock outstanding as of December 16, 2015.
2
The information as to Rest Redux, LLC and entities controlled directly or indirectly by Rest Redux, LLC is derived in part from Schedule 13D, as filed with the SEC on May 2, 2014 and as amended October 10, 2014.

3
The information as to Manatuk Hill Partners, LLC (“Manatuk”) and entities controlled directly or indirectly by Manatuk is derived in part from Schedule 13G, as filed with the SEC on September 16, 2014 and as amended on February 17, 2015.

4	Includes 15,333 shares underlying presently exercisable stock options.
5
Includes shares of Common Stock held beneficially by ReRe.  Mr. Stetson is the President of REIT Redux GP, LLC, which is the general partner of the controlling member of ReRe.  Also includes 43,975 shares of common stock held directly by Mr. Stetson.

6	Includes 12,667 shares underlying presently exercisable stock options.
7	Includes 36,031 shares underlying presently exercisable stock options.
8	Includes 10,090 shares underlying presently exercisable stock options.
9	Includes 17,019 shares underlying presently exercisable stock options.
10	Includes 9,000 shares underlying presently exercisable stock options and 2,000 shares held in the entity Termar Enterprises, Inc. (“Termar”). Mr. Teran is the President of Termar.
11	Includes 1,333 shares underlying presently exercisable stock options.

*	Less than one percent.
**
Under SEC rules, beneficial ownership includes shares over which the individual or entity has voting or investment power and any shares which the individual or entity has the right to acquire within sixty days.

EXECUTIVE COMPENSATION

Executive Officers
The executive officers of the Company are as follows:

Name	Age	Position	Date Began With Company
Boyd E. Hoback	60	President & CEO	September 1987
Susan M. Knutson	57	Controller	September 1987
Scott G. LeFever	57	VP of Operations	September 1987
James K. Zielke	51	Chief Financial Officer	May 2015

Boyd E. Hoback.  See the description of Mr. Hoback’s business experience under the heading “Director Nominees” under “Proposal #1 – Election of Directors” above.

Susan M. Knutson has been Controller since 1993 with direct responsibility for overseeing the accounting department, maintaining cash controls, producing budgets, financials, and quarterly and annual reports required to be filed with the SEC, acting as the principal financial officer of the Company, and preparing all information for the annual audit.

Scott G. LeFever has been Vice President of Operations since August 1995, and has been involved in all phases of operations with direct responsibility for restaurant service performance, personnel, and cost controls.

James K. Zielke has been Chief Financial Officer since May 2015.  Prior to his appointment as Chief Financial Officer, Mr. Zielke was the President and Chief Financial Officer of F&H Acquisition Corp., parent company for the Fox & Hound and Champps Restaurant brands, a position he held since 1997.

Executive officers do not have fixed terms and serve at the discretion of the Board.  There are no family relationships among the executive officers or directors.

Executive Compensation
The following table sets forth compensation information for the fiscal years ended September 30, 2015 and September 30, 2014 with respect to the Named Executive Officers:

Summary Compensation Table for the Fiscal Years Ended September 30, 2015 and September 30, 2014:

Name and Principal Position	Year	Salary		Bonus	Stock Awards	Option Awards2	Non-Equity Incentive Plan Comp.	Nonqualified Deferred Comp. Earnings	All Other Comp.3	Total

Boyd E. Hoback	2015	$220,000		$72,333	$46,569	$143,853	-	-	$13,687	$496,442
President & Chief Executive Officer	2014	206,400		13,248	-	57,020	-	-	15,401	292,069
Scott G. LeFever	2015	150,000		37,063	31,752	36,194	-	-	12,861	267,870
Vice President of Operations	2014	123,396		9,723	-	22,834	-	-	12,775	168,728
James K Zielke	2015	72,244	1	-	12,215	-	-	-	4,600	89,059
Chief Financial Officer
Susan M. Knutson	2015	110,000		20,917	23,285	24,828	-	-	6,766	185,796
Controller	2014	94,500		10,321	-	18,346	-	-	6,633	129,800
1	Mr. Zielke began employment with the Company in May 2015.
2
The value of equity awards shown in these columns includes all amounts expensed in the Company's financial statements in fiscal years 2015 and 2014 for equity awards in accordance with the guidance of FASB ASC 718-10-30, Compensation – Stock Compensation, excluding any estimate for forfeitures.  The Company’s accounting treatment for, and assumptions made in the valuations of, equity awards is set forth in Note 1 of the notes to the Company’s 2015 consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015.  There were no option awards re-priced in 2015.

3	The amounts indicated for Mr. Hoback, Mr. LeFever, Mr. Zielke and Ms. Knutson include an automobile allowance and long-term disability.

There were no shares of SARs granted during the fiscal years ended September 30, 2015 or 2014 nor has there been any nonqualified deferred compensation paid to any named executive officers during the fiscal years ended September 30, 2015 or 2014.  The Company does not have any plans that provide for specified retirement payments and benefits at, following or in connection with retirement.

The following table sets forth information as of September 30, 2015 on all unexercised options previously awarded to the Named Executive Officers:

Outstanding Equity Awards at Fiscal Year-End
Option Awards						Stock Awards
								Equity Incentive Plan Awards:
	# of Securities Underlying Unexercised Options -		Equity Incentive Plan Awards: # of Securities			# of Shares or Units of	Market Value of Shares or	# of Unearned Shares, Units	Market or Payout Value of Unearned
Name	Exercisable (#)	Unexercisable (#)	Underlying Unexercised Unearned Options (#)	Option Exercise Price $	Option Expiration Date	Stock That Have Not Vested (#)	Units of Stock That Have Not Vested ($)	or Other Rights That Have Not Vested (#)	Shares, Units or Other Rights That Have Not Vested ($)
Boyd E. Hoback	2,833	_	_	$17.04	10/01/15	_	_	_	_
	6,333	_	_	$19.14	11/17/16	_	_	_	_
	9,501	_	_	$4.41	11/14/18	_	_	_	_
	4,551	_	_	$3.45	11/06/19	_	_	_	_
	10,647	_	_	$1.56	12/13/20	_	_	_	_
	5,000	_	_	$1.31	12/14/21	_	_	_	_
	0	45,696 (1)	_	$2.31	01/02/23	_	_	_	_
	0	44,000 (2)		$2.48	11/21/23	_	_	_	_
	0	77,022 (3)		$7.79	03/13/25	_	_	_	_
						36,326(4)	$227,037(4)	_	_
Scott G. LeFever	1,917	_	_	$17.04	10/01/15	_	_	_	_
	1,917	_	_	$19.14	11/17/16	_	_	_	_
	5,669	_	_	$4.41	11/14/18	_	_	_	_
	1,449	_	_	$3.45	11/06/19	_	_	_	_
	7,985	_	_	$1.56	12/13/20	_	_	_	_
	0	22,346 (1)	_	$2.31	01/02/23	_	_	_	_
	0	13,000 (2)	_	$2.48	11/21/23	_	_	_	_
	0	11,553 (3)	_	$7.79	03/13/25	_	_	_	_
						24,768(4)	$154,800(4)	_	_
Susan M. Knutson	1,467	_	_	$17.04	10/01/15	_	_	_	_
	1,467	_	_	$19.14	11/17/16	_	_	_	_
	2,033	_	_	$4.41	11/14/18	_	_	_	_
	1,267	_	_	$3.45	11/06/19	_	_	_	_
	5,323	_	_	$1.56	12/13/20	_	_	_	_
	0	18,132 (1)	_	$2.31	01/02/23	_	_	_	_
	0	10,000 (2)	_	$2.48	11/21/23
	0	5,520 (3)	_	$7.79	03/13/25
						24,768(4)	$113,519(4)	_	_
James K. Zielke	-	-	-	-	-	10,632(5)	$66,450(5)	_	_

1	The options were granted on January 2, 2013. Assuming continued employment with the Company, the shares under the option agreements will become fully exercisable on January 2, 2016.
2	The options were granted on November 21, 2013. Assuming continued employment with the Company, the shares under the option agreements will become fully exercisable on November 21, 2016.
3	The options were granted on March 13, 2015. Assuming continued employment with the Company, the shares under the option agreements will become fully exercisable on March 13, 2025.
4	The stock award was issued on December 1, 2014. Assuming continued employment with the Company, the shares under the stock award will become fully vested on July 23, 2017.
5
The stock award was issued on May 1, 2015. Assuming continued employment with the Company, the shares under the stock award vest ratably over a three year period and become fully vested on May 1, 2018.

Employment Agreements
Mr. Hoback entered into an employment agreement with us in October 2001 and the terms of the agreement were revised effective October 2007 for compliance with Section 409A of the Internal Revenue Code and further amended effective as of December 1, 2013.  The amended agreement provides for his employment as president and chief executive officer for two years from the date of the agreement at a minimum salary of $225,000 per year and performance cash bonuses and equity awards, terminable by us only for cause.  The agreement provides for payment of one year’s salary and benefits and the average of the annual incentive compensation for the two years immediately prior to the year of the termination in the event that change of ownership control results in a termination of his employment or termination other than for cause.  This agreement renews automatically unless specifically not renewed by our Board of Directors.  Mr. Hoback’s compensation, including salary, expense allowance, bonus and any equity award, is reviewed and set annually by the Compensation Committee.  Mr. Hoback’s bonus, when applicable, is based on the Company achieving certain Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) targets for the year and other operating metrics.

Mr. Zielke entered into an employment agreement with us in May 2015.  Mr. Zielke will receive a minimum annual base salary of $175,000 and performance cash bonuses and equity awards, terminable by us only for cause.  The agreement provides for compensation to Mr. Zielke should a change of ownership control result in a termination of his employment or termination other than for cause. The agreement provides for an initial term of two years from the effective date, and unless earlier terminated, the employment agreement will automatically extend for an additional period of one year to establish a new one year employment term.  Mr. Zielke’s bonus, when applicable, is based on the Company achieving certain EBITDA targets for the year and other operating metrics.

Other Employment Arrangements
Mr. LeFever and Ms. Knutson are employed as “employees at will” and do not have written employment agreements.  Their compensation, including salary, expense allowance, bonus and any equity awards, is reviewed and approved by the Compensation Committee annually.  They participate in a bonus program that is based on both the Company’s level of EBITDA for the year and achieving certain operating metrics and sales targets approved by the Compensation Committee.

STOCKHOLDER NOMINATIONS AND OTHER PROPOSALS

For inclusion in the proxy statement and form of proxy relating to the 2017 Annual Meeting of Stockholders of the Company, a stockholder proposal intended for presentation at that meeting, submitted in accordance with the SEC’s Rule 14a-8, must be received by the Secretary at the Company’s corporate headquarters at 141 Union Boulevard, #400, Lakewood, CO 80228 on or before September 8, 2016. However, in the event that the Company holds its 2017 Annual Meeting of Stockholders more than 30 days before or 30 days after the one-year anniversary date of the 2016 Annual Meeting, the Company will disclose the new deadline by which stockholder proposals must be received under Item 5 of the Company’s earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders.  If notice of a proposal for which a stockholder will conduct his or her own proxy solicitation is not received by the Company by November 22, 2016, such proposal will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) of the Exchange Act, and the person named in proxies solicited by the Board may use his or her discretionary authority when the matter is raised at the meeting, without including any discussion of the matter in the proxy statement.

OTHER MATTERS

As of the date of this Proxy Statement, our Board does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties.  If any other matter is properly brought before the Annual Meeting for action by the stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of our Board or, in the absence of such recommendation, in accordance with the judgment of the proxy holder.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the informational requirements of the Exchange Act.  The Company files reports, proxy statements, and other information with the SEC.  The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330.  The statements and forms we file with the SEC have been filed electronically and are available for viewing or copy on the SEC maintained Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The Internet address for this site can be found at www.sec.gov.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015 and copies of the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2014, March 31, 2015 and June 30, 2015, can be found at the SEC’s internet site.  The Company will provide upon written request, without charge to each stockholder of record as of the record date, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015, as filed with the SEC.  Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense incurred by the Company in furnishing such exhibits.  Any such requests should be directed to the attention of our corporate secretary at the Company’s corporate offices located at 141 Union Boulevard, #400, Lakewood, Colorado 80228.

STOCKHOLDERS ARE URGED TO IMMEDIATELY MARK, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.  YOUR VOTE IS IMPORTANT.

BY ORDER OF THE BOARD OF DIRECTORS

Boyd E. Hoback
President and Chief Executive Officer

ANNEX A

2008 Plan Amendment

AMENDMENT TO THE
GOOD TIMES RESTAURANTS INC.
2008 OMNIBUS EQUITY INCENTIVE COMPENSATION PLAN

Good Times Restaurants Inc. (the “Company”) previously approved and adopted the Good Times Restaurants Inc. 2008 Omnibus Equity Incentive Compensation Plan, as such plan was amended on September 14, 2012 and February 7, 2014 (the “2008 Plan”) to promote the success and enhance the value of the Company by linking the personal interests of the 2008 Plan’s participants to those of the Company’s stockholders and by providing such individuals with an incentive for outstanding performance in order to help grow the Company and to generate superior returns to its stockholders.  By this Amendment, the Company desires to amend the 2008 Plan to increase the number of shares available under the 2008 Plan.

1.	Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the 2008 Plan.

2.	The effective date of this Amendment to the 2008 Plan shall be February 4, 2016.

3.	Section 4.1 of the 2008 Plan is amended and restated in its entirety as follows:

“Number of Shares Available for Awards.  Subject to adjustment as provided in Section 4.2 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be 1,500,000 (such total number of Shares, including such adjustment, the “Total Share Authorization”).  Any Shares issued in connection with an Option or SAR shall be counted against the Total Share Authorization limit as one (1) Share for every one (1) Share issued; for Awards other than Options and SARs, any Shares issued shall be counted against the Total Share Authorization limit as two (2) Shares for every one (1) Share issued.  The maximum aggregate number of Shares that may be issued through Nonqualified Stock Options shall be equal to the Total Share Authorization.  The maximum aggregate number of Shares that may be issued through Incentive Stock Options shall be equal to the Total Share Authorization.”

4.	This Amendment shall amend only the provisions of the 2008 Plan as set forth herein. Those provisions of the 2008 Plan not expressly amended hereby shall be considered in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized representative on this ____ day of ________, 2016.

GOOD TIMES RESTAURANTS INC.

By:
Boyd E. Hoback
Its:	President and Chief Executive Officer

GOOD TIMES RESTAURANTS INC.
REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS IN CONNECTION WITH THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 4, 2016.

The undersigned hereby revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on February 4, 2016 and the Proxy Statement, and appoints Boyd E. Hoback and Susan M. Knutson (or either of them), the proxy of the undersigned, each with full power of substitution, to vote all shares of common stock of Good Times Restaurants Inc., a Nevada corporation (the “Company”), that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held on February 4, 2016, beginning at 9:00 a.m. local time, at The Hampton Inn located at 137 Union Boulevard, Lakewood, CO 80228, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat.  The shares represented by this proxy shall be voted in the manner set forth herein.

PROPOSAL #1 – ELECTION OF DIRECTORS.  To elect seven directors of the Company to serve for the next year.

Director Nominees:
Geoffrey R. Bailey	For	☐	Against	☐	Abstain	☐
Boyd E. Hoback	For	☐	Against	☐	Abstain	☐
Gary J. Heller	For	☐	Against	☐	Abstain	☐
Steven M. Johnson	For	☐	Against	☐	Abstain	☐
Eric W. Reinhard	For	☐	Against	☐	Abstain	☐
Robert J. Stetson	For	☐	Against	☐	Abstain	☐
Alan A. Teran	For	☐	Against	☐	Abstain	☐

PROPOSAL #2 – APPROVAL OF 2008 PLAN AMENDMENT.  To approve an amendment to the Company’s 2008 Omnibus Equity Incentive Compensation Plan, as amended September 14, 2012 and February 7, 2014, to increase the number of shares of the Company’s common stock available for issuance thereunder from 1,000,000 shares to a total of 1,500,000 shares.
For	☐	Against	☐	Abstain	☐

PROPOSAL #3 - ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.  To submit an advisory vote approving the compensation of the Company’s named executive officers.
For	☐	Against	☐	Abstain	☐

PROPOSAL #4 – APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. To ratify the appointment of HEIN & ASSOCIATES LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2016.
For	☐	Against	☐	Abstain	☐

This proxy when properly executed will be voted in the manner directed by the undersigned.

If this proxy is properly executed but no voting directions are given, this proxy will be voted “For” each of the director nominees listed in Proposal #1 and “FOR” the approval of Proposal #2, Proposal #3 and Proposal #4

This proxy also confers discretionary authority to the proxies to vote on any other matters that may properly be presented at the meeting.  As of the date of the accompanying Proxy Statement, the Company did not know of any other matters to be presented at the meeting.  If any other matters are properly presented at the meeting, this proxy will be voted in accordance with the recommendations of the Company’s Board of Directors.

Please sign exactly as your name appears below.  When joint tenants hold shares, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by the president or other authorized officer.  If a partnership or limited liability company, please sign in such name by an authorized person.

Please complete, date and sign this proxy card and return it promptly in the accompanying envelope.

Shares Owned:	Dated:

Signature of Shareholder	Signature (if held jointly)
(Sign exactly as name appears on stock certificate)